Exhibit 32.1

CERTIFICATION OF CEO AND CFO PURSUANT TO 18 U.S.C. §1350, AS ADOPTED PURSUANT TO §906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with this Annual Report on Form 10-K of Summer Energy Holdings, Inc., a Nevada corporation (the "Company"), for the year ending December 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the "Annual Report"), Neil M. Leibman, Chief Executive Officer of the Company, and Jaleea P. George, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:
(1) the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/ Neil M. Leibman
Neil M. Leibman
Chief Executive Officer
 (Principal Executive Officer)
Dated: March 30, 2016
/s/ Jaleea P. George
Jaleea P. George,
Chief Financial Officer
 (Principal Financial Officer)
Dated:  March 30, 2016

A signed original of this written statement required by § 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.
This certification accompanies this Annual Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.